Exhibit 10.2

EXECUTIVE CONSULTING AGREEMENT

THIS EXECUTIVE CONSULTING AGREEMENT (this “Agreement”), dated as of November 3, 2014 (the “Effective Date”), is entered into by and between Lpath, Inc., a Delaware corporation (the “Company”), and Michael Lack (“Consultant”).

RECITALS

WHEREAS, the Company agrees to retain Consultant to serve as its Interim Chief Executive Officer and to provide the Services described on Exhibit A, and Consultant agrees to serve as Interim Chief Executive Officer and to provide such Services, on the terms and conditions provided herein.

WHEREAS, during the Term, Consultant’s Services shall include serving as the Company’s Principal Executive Officer with respect to all filings the Company is required to make with the Securities and Exchange Commission.

NOW, THEREFORE, IT IS AGREED:

1.                                      Duties and Services.  Consultant is hereby appointed as the Company’s Interim Chief Executive Officer and Principal Executive Officer.  Consultant agrees to provide the services described on Exhibit A, and such other services as may be mutually agreed upon by the parties from time to time (collectively, the “Services”).  Performance of the Services shall be governed by the terms and conditions of this Agreement.

2.                                      Term and Termination.

2.1                               Term.  The term of this Agreement (the “Term”) will begin on the Effective Date and will continue until termination as provided in Section 2.2 of this Agreement.

2.2                               Termination.  Either party may terminate this Agreement at its convenience and without any breach by giving the other party five (5) business days’ prior written notice of such termination pursuant to Section 10(b) of this Agreement.  The Company may also terminate this Agreement immediately in its sole discretion for Cause (as defined in Exhibit B) upon providing written notice of such termination for Cause pursuant to Section 10(b) of this Agreement.

2.3                               Minimum Consulting Compensation.  If the Company terminates this Agreement other than for Cause and if Consultant has provided less than four (4) months of Services at the time of the termination, the Company will pay Consultant on the last day of his Services to the Company, subject to the terms and conditions of this Agreement, an amount that is equal to $150,000.00 less Consultant’s compensation accrued through the last day of his Services to the Company.

2.4                               Effect of Termination of Agreement.  Upon the termination of the Agreement by Consultant or by the Company (for any or no reason), the Consultant shall be deemed to have resigned as the Company’s Interim Chief Executive Officer and Principal Executive Officer, effective as of the last day of Consultant’s Services to the Company following the termination.

3.                                      Compensation.  As compensation for the Services to be provided hereunder, and conditioned upon Consultant’s performance of such services, Consultant shall be entitled to the Compensation as set forth on Exhibit B.

4.                                      Independent Contractor.  Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.  Accordingly, Consultant will not be entitled to any of the benefits that Company may make available to its employees; and Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.

5.                                      Inventions.

(a)                                 Company Inventions.  All designs, artwork, improvements, inventions, works of authorship, information fixed in any tangible medium of expression, moral rights, trademarks, know-how, ideas, and all other subject matter protectable under patent, copyright moral right, mask work, trademark, trade secret or other laws (“Inventions”), made, conceived or developed by Consultant, alone or with others, which result from the Services or any other services provided by Consultant from the first day of engagement by the Company, together with all related intellectual property rights, shall be the sole property of the Company (“Company Inventions”).

(b)                                 Out-of-Scope Inventions.  If Consultant incorporates any Inventions relating in any way to the Company’s business or demonstrably anticipated research or development that were conceived, reduced to practice, created, derived, developed or made by Consultant either outside the scope of Consultant’s Services for the Company under this Agreement or prior to the execution of this Agreement (collectively, the “Out-of-Scope Inventions”) into any of the Company Inventions, Consultant hereby grants to the Company a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of-Scope Inventions that Consultant incorporates, or permits to be incorporated, in any Company Inventions.  Consultant agrees that Consultant will not incorporate, or permit to be incorporated, any Inventions conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Inventions into any Company Inventions without the Company’s prior written consent.

(c)                                  Assignment, Disclosure and Assistance.  Consultant agrees to promptly disclose to the Company every Company Invention.  Consultant hereby assigns and agrees to assign to the Company or its designee its entire right, title and interest worldwide in all such Company Inventions and any associated intellectual property rights.  Consultant agrees to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit patents, copyrights, maskworks, and other property rights in such Company Inventions in any and all countries, and Consultant agrees to execute, when requested, patent, copyright or similar applications and assignments to the Company and any other lawful documents deemed necessary by the Company to carry out the purpose of this Agreement.

6.                                      Confidential Information.

(a)                                 Definition of Confidential Information.  “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including or relating to financial information and projections, regulatory matters, clinical and preclinical trial designs and results, business strategies and plans, financing plans, potential mergers or acquisitions, or the sale of Company assets, partnering agreements, commercial contracts and relationships, stockholders, employees, officers and directors, litigation (whether actual or threatened), intellectual property, trade secrets, and proprietary information, techniques, know-how, processes, designs, apparatus, equipment, manufacturing, and the current, future and proposed business, research, development and potential product candidates of the Company.  Confidential Company information also includes information that, if disclosed, may be useful to the Company’s competitors or harmful to the Company, its customers, suppliers and partners.  “Confidential Information” also includes proprietary or confidential information of any third party who may disclose such information to the Company or Consultant in the course of the Company’s business.

(b)                                 Nondisclosure and Nonuse Obligations.  Except as permitted in this paragraph, Consultant shall not use, disclose or disseminate any Confidential Information of the Company.  Consultant may use the Confidential Information of the Company solely to perform its obligations under this Agreement for the benefit of the Company.  Consultant will exercise the same degree of care as it takes to protect its own confidential information, but in no event less than reasonable care.

(c)                                  Injunctive Relief.  It is understood and agreed that money damages would not be a sufficient remedy for a breach of Consultant’s confidentiality obligations under this Agreement and that the Company shall be entitled to injunctive relief as a remedy for any such breach.  Such remedy shall not be deemed to be the exclusive remedy for the breach of Consultant’s obligations under this Section 6(c), but will be in addition to all other available legal or equitable remedies.

(d)                                 Exclusions from Nondisclosure and Nonuse Obligations.  Consultant’s obligations under this Section 6 with respect to any portion of the Confidential Information of the Company shall not apply to any such portion that Consultant can demonstrate (i) was in the public domain at or subsequent to the time such portion was communicated to Consultant by the Company through no fault of Consultant, or (ii) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by the Company.  A disclosure of Confidential Information by Consultant either in response to a valid order by a court or other governmental body, otherwise required by law, or necessary to establish the rights of either party under this Agreement shall not be considered a breach of this Agreement or a waiver of confidentiality for other purposes, provided, however, that Consultant shall provide prompt prior written notice thereof to the Company to enable the Company to seek a protective order or otherwise prevent such disclosure.

7.                                      Ownership and Return of Company Property.  All materials furnished to Consultant by the Company, whether delivered to Consultant by the Company or made by Consultant in the performance of services under this Agreement (collectively, the “Company Property”) are the sole and exclusive property of the Company, and Consultant hereby does and will assign to the Company all rights, title and interest Consultant may have or acquire in the Company Property.  At the Company’s request and no later than five (5) days after such request, Consultant shall, at the Company’s option, destroy or deliver to the Company (i) all Company Property, (ii) all tangible media of expression in Consultant’s possession or control that incorporate or in which are fixed any Confidential Information of the Company, and (iii) written certification of Consultant’s compliance with Consultant’s obligations under this Agreement.

8.                                      No Violation of Third Party Rights.  Consultant shall not communicate any information to the Company in violation of the proprietary rights of third parties.

9.                                      Warranty.  Consultant shall perform the Services under this Agreement in a workmanlike and commercially reasonable manner, with a standard of diligence and care normally employed by qualified persons in the performance of comparable work in the same or similar locality.  Consultant shall devote sufficient effort and resources to the performance of the Services and shall be responsive to the Company’s reasonable needs and requests in so doing.  Consultant warrants that there is no other contract or duty on Consultant’s part that conflicts with or is inconsistent with this Agreement.  Consultant will comply with all applicable specifications, laws, ordinances, rules, regulations, orders, licenses, permits and other contractual or governmental requirements.

10.                               Miscellaneous.

(a)                                 Successors and Assigns.  Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement.  Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Consultant’s assignees.

(b)                                 Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgement of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to the addresses set forth in this Agreement or to such other address as either party may specify in writing.

(c)                                  Governing Law.  This Agreement shall be governed in all respects by the laws of the state of California, without giving effect to conflicts of law principles.  Venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in the County of San Diego of the state of California.

(d)                                 Severability.  If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

(e)                                  Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any party other than the parties hereto any rights or remedies hereunder.

(f)                                   Waiver; Amendment; Modification.  No term or provision hereof will be considered waived by the Company, and no breach excused by the Company, unless such waiver or consent is in writing signed by the Company.  Any such waiver by the Company of, or consent by the Company to, a breach of any provision of this Agreement by Consultant, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant.  This Agreement may be amended or modified only by mutual agreement of duly authorized representatives of the parties in writing.

(g)                                  Survival.  The rights and obligations contained in this Agreement, which by their nature require performance following termination, shall survive any termination or expiration of this Agreement.

(h)                                 Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

“CONSULTANT”

MICHAEL LACK

Dated: November 3, 2014		/s/ Michael Lack
Michael Lack

“COMPANY”

LPATH, INC.

Dated: November 3, 2014	By:	/s/ Daniel Petree
Daniel Petree, Chairman of the Board

EXHIBIT A

Services

Consultant shall serve as the Company’s Interim Chief Executive Officer and Principal Executive Officer.  Subject to the supervisory powers of the Board of Directors (the “Board”), Consultant shall perform such duties as shall be incident to the office of Chief Executive Officer and such other duties as may be reasonably prescribed by the Board from time to time.  Consultant shall have general charge of the business and affairs of the Company.  Consultant shall keep the Board fully informed with respect to his duties, and shall freely consult with the Board concerning the business of the Company.  Consultant may sign, with the Secretary or any other officer of the Company thereunto authorized by the Board, certificates for shares of the Company, any deeds, mortgages, bonds, contracts, or other instruments that the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Company’s Bylaws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed.

Consultant will perform his services from the Company’s headquarters located in San Diego, California.

EXHIBIT B

Compensation

The parties agree that the compensation payable to Consultant for the Services set forth in Exhibit A and any subsequently agreed upon Services to be provided by Consultant shall be as follows:

1.                     Cash Compensation.  Consultant will be entitled to cash compensation equal to $37,500.00 per month, payable in two equal semi-monthly installments for each month that Consultant is retained by the Company.

2.                     Equity Compensation.  In addition, Consultant will receive restricted stock units (“RSUs”) for 15,000 shares of Company common stock under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”), which shall vest in full upon the earlier of (a) twelve (12) months service from the Effective Date or (b) Consultant’s departure from the Company.  However, if Consultant is terminated with Cause, Consultant shall not be entitled to retain any Company stock contemplated by this paragraph unless Consultant’s termination for Cause occurs more than 12 months from the Effective Date.

4.                     Definition of Cause.  For purposes of this Agreement, “Cause” is defined as:  (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Consultant with respect to the performance of the Services or otherwise relating to the business of Company; (b) any acts or conduct by Consultant that are materially adverse to Company’s interests; (c) Consultant’s material breach of this Agreement; (d) Consultant’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts Consultant’s ability to provide Services to the Company; or (e) Consultant’s willful failure to comply with the lawful directions of the Board.